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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 25, 2002

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
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            (Exact name of registrant as specified in its charter)

            Delaware                       000-23489                          52-1309227
         --------------              ---------------------                 ----------------
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification No.)
 incorporation or organization)
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          4950 Communication Avenue, Suite 300, Boca Raton, FL 33431
          -----------------------------------------------------------
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (561) 226 -5000

                                     N/A
            ------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                           ------------------------

Item 2.  Acquisition or Disposition of Assets

     On February 25, 2002, Access Worldwide Communications, Inc. ("Access"), completed the sale of its Phoenix Marketing Group ("Phoenix") to Express
Scripts, Inc. ("Express") pursuant to the Asset Purchase Agreement, dated
December 19, 2001, by and among Phoenix , Access and Express. The Asset Purchase
Agreement was previously filed as Appendix A to Access' s Definitive Proxy
Statement on Schedule 14A filed with the Securities and Exchange Commission on January 15, 2002 and is incorporated herein by this reference.

     Access received consideration for the sale of Phoenix in the amount of
$33.0 million in cash plus the assumption by Express of certain liabilities totaling approximately $2.0 million. The purchase price for Phoenix was determined through arms' length negotiation between the parties. Prior to the execution of the Asset Purchase Agreement, neither Access nor Phoenix had any material relationship with Express.
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         Phoenix is a pharmaceutical sampling, direct mail and database management business that employs approximately 300 people at four pharmaceutical sampling, management and warehouse facilities in New Jersey. The Phoenix assets sold to Express include equipment and machinery, inventories, permits, contracts and agreements, databases, intellectual property, accounts receivable, warranty claims, and books and records.

Item 5 - Other Events.

         As reflected in the press release dated February 26, 2002, the Company has negotiated a new amendment to the Company's bank agreement. The amendment was needed as a result of the sale of Phoenix and extends the loan arrangement through July 1, 2003. The agreement includes a revolving commitment line up to $7.0 million through May 2002, with an increase to $8.0 million on June 1, 2002 and then a reduction to $7.2 million from April 1, 2003 to termination. The agreement also provides for funding for $1.8 million in capital expenditures during the current year.

Item 7 - Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired

            Not applicable.

(b)         Pro Forma Financial Information

            The pro forma financial information required to be filed was included in Access's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 15, 2002 and is incorporated herein by this reference.

(c)         Exhibits:

            Exhibits                          Description
            --------                          -----------

               99.2             Press Release, dated February 26, 2002.

              10(oo)            Asset Purchase Agreement dated December 19,
                                2001, by and between Phoenix Marketing Group
                                (Holdings), Inc. and Access Worldwide
                                Communications, Inc., as Seller and Express
                                Scripts, Inc., as Buyer, incorporated by reference to Appendix A to Access's Definitive
                                Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January
                                15, 2002.

              10(pp)            Fifth Amendment and Waiver Agreement, dated
                                February 22, 2002, to the Credit Agreement dated
                                March 12, 1999 between the Company and Bank of
                                America, N.A. as agent for the Lenders named
                                within.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ACCESS WORLDWIDE COMMUNICATIONS, INC.


Date: March 8, 2002
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                                           /s/ John Hamerski
                                          ------------------------------------
                                          Name: John Hamerski
                                          Title: Executive Vice President and
                                                 Chief Financial Officer
                                                 (principal financial and
                                                 accounting officer.)